BRADLEY PHARMACEUTICALS, INC.
                          CONDENSED CONSOLIDATED
                         STATEMENT OF OPERATIONS
                             (UNAUDITED)



                                   Three Months Ended     Three Months Ended
                                       September 30,         September 30,
                                   1998        1997         1998        1997

Net sales                     $ 2,463,228   3,454,575   10,392,630   10,828,545
Cost of sales                     882,061   1,035,072    3,216,464    2,842,448
                               ----------  ----------  -----------  -----------
                                1,581,167   2,419,503    7,176,166    7,986,097
                               ----------  ----------  -----------  -----------
Selling, general and
  administrative expenses       2,023,555   1,743,089    6,072,006    5,754,899
Depreciation and amortization     265,612     385,110      803,759    1,191,174
Interest expense - net             31,187      72,304      114,857      254,904
                               ----------  ----------  -----------  -----------
                                2,320,354   2,200,503    6,990,622    7,200,977

Income (loss) before
  income taxes                   (739,187)    219,000      185,544      785,120

Income tax provision (benefit)   (274,000)     10,000       68,000      233,750
                               ----------   ---------    ---------    ---------
Net income (loss)            $   (465,187) $  209,000  $   117,544  $   551,370
                               ==========  ==========  ===========  ===========
Net income (loss)
  per common share
      Basic                  $      (0.06)       0.03         0.01         0.07
                               ==========  ==========  ===========  ===========
      Diluted                $      (0.06)       0.03         0.01         0.07
                               ==========  ==========  ===========  ===========

Weighted average number
  of common shares
      Basic                     8,420,000   8,240,000    8,430,000    8,280,000
                               ==========  ==========   ==========   ==========
      Diluted                   8,420,000   8,300,000    9,160,000    8,300,000
                               ==========  ==========   ==========   ==========

See Notes to Condensed Consolidated Financial Statements









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